UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 9, 2016

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On March 9, 2016 (the “Issue Date”), Universal Electronics Inc. (the “Corporation”) issued a Common Stock Purchase Warrant (the “Warrant”) to Comcast Corporation (“Comcast” or “Holder”) to purchase up to 725,000 shares (subject to adjustment in accordance with the terms of the Warrant, the “Warrant Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).
Comcast’s right to exercise the Warrant is subject to vesting during three (3) successive two-year periods (with the first two-year period commencing on January 1, 2016) during which Comcast must purchase (in each two-year period) no less than $260,000,000 in goods and services from the Corporation and its Affiliates (as such term is defined in the Warrant Agreement). To vest in all of the Warrant Shares, Comcast and its Affiliates must purchase an aggregate of $1,020,000,000 in goods and services from the Corporation and its affiliates during the six-year vesting period. The Warrant will be exercisable with respect to vested Warrant Shares, in whole or in part, at any time prior to January 1, 2023. The exercise price per Warrant Share will be $54.55. The Warrant provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to customary anti-dilution provisions based on future corporate events. In the case of a Sale (as defined in the Warrant) of the Corporation during any of the two-year vesting periods, an amount in cash equal to (i) the number of Warrant Shares for which the Warrant otherwise would be exercisable, assuming the satisfaction in full of all Unsatisfied Milestones (as defined in the Warrant), as of the date of such Sale, multiplied by (ii) (x) the fair market value of one Warrant Share as of the date of such Sale minus (y) the exercise price immediately prior to such Sale will be placed in escrow to be released to the Holder upon such time as the Warrant Shares would otherwise vest in accordance with the terms of the Warrant. The Warrant contains a “cashless exercise” feature that allows the Holder to exercise the Warrant without a cash payment to the Corporation upon the terms set forth in the Warrant.
The Corporation also entered into a Registration Rights Agreement by and between the Corporation and Comcast dated as of March 9, 2016 (the “Registration Rights Agreement”), pursuant to which the Corporation has provided Comcast with certain demand registration rights such that Comcast may, at any time and from time to time on or after the date on which Comcast has the right to purchase any Warrant Shares pursuant to the exercise, in whole or in part, of the Warrant, request that the Corporation file a registration statement to register the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), subject to the terms and conditions contained in the Registration Rights Agreement.
The foregoing description of the terms and conditions of the Warrant and the Registration Rights Agreement is only a summary and is qualified in its entirety by the full text of the Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01 and Item 3.02.

Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 regarding the issuance of shares of our Common Stock pursuant to the Warrant is incorporated into this Item 3.02 by reference. The offer and sale of such securities were made only to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Warrant contains representations to support the Corporation’s reasonable belief that Comcast had access to information concerning the Corporation’s operations and financial condition, that Comcast did not and will not acquire the Warrant and the Common Stock underlying the Warrant with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that Comcast was an accredited investor. The Corporation relied upon such representations in determining that such exemptions were available.

Item 7.01    Regulation FD Disclosure

On March 9, 2016, the Corporation issued a press release announcing its issuance of the Warrant and entry into the Registration Rights Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in any such filing, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Description
4.1	Common Stock Purchase Warrant
10.1	Registration Rights Agreement, dated March 9, 2016, by and between the Corporation and Comcast
99.1	Press Release dated March 9, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 9, 2016	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Common Stock Purchase Warrant
10.1	Registration Rights Agreement, dated March 9, 2016, by and between the Corporation and Comcast
99.1	Press Release dated March 9, 2016

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